Exhibit 7.6

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of March 22, 2013 by and among Flora Bloom Holdings, a Cayman Islands exempted company (“Parent”), Flora Fragrance Holdings Limited, a British Virgin Islands business company and wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholders of LJ International Inc., a British Virgin Islands business company (the “Company”) listed on Schedule A hereto (each, a “Shareholder” and collectively the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub and LJ International Inc. have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Shareholders, Parent and Merger Sub are executing this agreement concurrently with the execution of the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is entered in the register of members of the Company as the holder and beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of (i) certain Shares and (ii) certain Company Options to acquire Shares as set forth opposite such Shareholder’ name on Schedule A hereto (such Shares and Company Options, together with any other Shares acquired (whether beneficially or of record) by the Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of the Shareholder’s obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, pursuant to that certain Chairman Rollover Agreement, that certain Management Rollover Agreement and that certain Shi Rollover Agreement, each dated as of the date hereof (together, the “Rollover Agreements”), the Shareholders have agreed, as applicable, to cancel certain of their Securities in the Merger and subscribe for ordinary shares of Parent at or immediately prior to the Closing in accordance with the terms and conditions of such agreements to which each is a party;

WHEREAS, receipt of the Requisite Company Vote is a condition to the consummation of the Merger; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and in consideration therefor, each Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the “Expiration Time”), each Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written resolution of the Company’s shareholders, each Shareholder shall (i) appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written resolution, if applicable) all of such Shareholder’s Securities, without regard to any Change in Company Recommendation,

(A) for approval of the Merger Agreement and the transactions contemplated by the Merger Agreement,

(B) against any Competing Transaction, without regard to the terms of such Competing Transaction, or any other transaction, proposal, agreement or action made in opposition to approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement,

(C) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Subsidiary or a reorganization, recapitalization or liquidation of the Company or any Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; (v) any other action that would require the consent of Parent pursuant to Section 5.01 of the Merger Agreement, except if approved in writing by Parent; or (vi) any other material change in the Company’s corporate structure or business, except if approved in writing by Parent,

(D) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement,

(E) in favor of any adjournment or postponement of the Shareholders’ Meeting as may be requested by Parent, and

(F) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Time, each Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Securities in accordance with Section 1.1 at any annual or special meeting of the Shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 is to be considered. Each Shareholder (and with respect to Mr. Yu Chuan Yih (“Mr. Yih”), except as provided for and in accordance with that certain share charge dated March 22, 2013 between Mr. Yih as chargor and Urban Prosperity Holding Limited as chargee (the “Share Charge”)) represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder’s Securities, if any, are not irrevocable and each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder’s Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b) Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 1.1 above as instructed by Parent in writing prior to the Expiration Time. The parties agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers. Except as provided for in the Rollover Agreements or pursuant to the Merger Agreement, or, with respect to Mr. Yih, the Share Charge, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, directly or indirectly, (a) sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise) (collectively, “Transfer”), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and which (x) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder’s economic interest in such Securities and/or (y) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a “Derivative Transaction”), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or would prevent or delay such Shareholder from performing any of his, her, or its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) (c) or (d).

ARTICLE II

NO SOLICITATION

Section 2.1 Restricted Activities. Prior to the Expiration Time, each Shareholder in its capacity as a shareholder of the Company shall not, and shall cause its officers, directors, employees, agents, advisors and other representatives (in each case, acting in their capacity as such to such Shareholder, in its capacity as a shareholder (the “Shareholder’s Representatives”)) not to, directly or indirectly: (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Company’s shareholders) that constitutes, or could reasonably be expected to lead to, any Competing Transaction, (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to, any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) resolve or propose or agree to do any of the foregoing.

Section 2.2 Notification. Each Shareholder, in its capacity as a shareholder of the Company, shall and shall cause such Shareholder’s Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may have been conducted heretofore with respect to a Competing Transaction. From and after the date hereof until the Expiration Time, each Shareholder shall promptly advise Parent in writing of (x) any Competing Transaction, (y) any request it receives in its capacity as a shareholder of the Company for non-public information relating to the Company or any Subsidiary, other than requests for information not reasonably expected to be related to or result into a Competing Transaction, and (z) any inquiry or request for discussion or negotiation it receives in its capacity as a shareholder of the Company regarding a Competing Transaction, including in each case the identity of the person making any such Competing Transaction or indication or inquiry and the terms of any such Competing Transaction or indication or inquiry (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Each Shareholder, in its capacity as a shareholder of the Company, shall keep Parent reasonably informed on a reasonably current basis of the status and terms (including any material changes to the terms thereof) of any such Competing Transaction or indication or inquiry (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by such Shareholder. This Section 2.2 shall not apply to any Competing Transaction received by the Company. Each Shareholder’s receipt, in its capacity as a shareholder of the Company, of any Competing Transaction shall not relieve such Shareholder from any of its obligations hereunder.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SHAREHOLDERS

Section 3.1 Representations and Warranties. Each Shareholder (and with respect to Mr. Yih, except as provided for and in accordance with the Share Charge) represents and warrants to Parent and Merger Sub as follows: (a) such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, (d) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or agreement binding upon such Shareholder or such Shareholder’s Securities, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except for filings with the Securities and Exchange Commission by such Shareholder, (e) except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, such Shareholder owns, beneficially and of record, or controls all of its Securities, and all of such Securities are free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement and the Rollover Agreements), and has sole or shared (together with affiliates controlled by such Shareholder) voting power and power of disposition with respect to such Securities, with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto, and no person other than such Shareholder has any right to direct or approve the voting or disposition of any of such Shareholder’s Securities, and (f) such Shareholder has not Transferred any Securities pursuant to any Derivative Transaction. Each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

Section 3.2 Covenants. Each Shareholder (and with respect to Mr. Yih, subject to the Share Charge) hereby:

(a) agrees, prior to the Expiration Time, not to take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

(b) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder’s Securities (including without limitation any rights under Section 179 of the BVI Companies Act) prior to the Expiration Time;

(c) agrees to promptly notify Parent and Merger Sub of the number of any new Securities acquired by the Shareholder after the date hereof and prior to the Expiration Time;

(d) agrees to permit the Company to publish and disclose in the Proxy Statement, such Shareholder’s identity and ownership of Shares or other equity securities of the Company and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and the Rollover Agreements;

(e) authorizes the Company, Parent, Merger Sub and their respective counsel and representatives to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shareholder’s Securities (and that this Agreement places limits on the voting and transfer of such Securities);

(f) agrees that, prior to the Expiration Time, it shall support, and grant all approvals, and take all actions reasonably requested by Parent or Merger Sub to ensure that any and all Takeover Statutes shall be inapplicable to this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; and

(g) agrees that, upon request of Parent or Merger Sub, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent or Merger Sub to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.1 Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to each Shareholder as follows: (a) this Agreement has been duly and validly authorized by each of Parent’s and Merger

Sub’s respective board of directors, (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of each of Parent and Merger Sub, and (c) assuming this Agreement constitutes a valid and binding agreement of Shareholders, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, and (d) the execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or agreement binding upon Parent or Merger Sub, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except for filings with the Securities and Exchange Commission.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to termination.

ARTICLE VI

MISCELLANEOUS

Section 6.2 Notices. All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (i) upon receipt if delivered personally, or if by email or facsimile, upon confirmation of receipt by email or facsimile, (ii) one Business Day after being sent by express courier service, or (iii) three Business Days after being sent by registered or certified mail, return receipt requested. All notices hereunder shall be delivered to the address set forth on the signature pages hereto under each party’s name, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

Section 6.3 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 6.4 Entire Agreement. This Agreement (together with the Merger Agreement and the Rollover Agreements to the extent referred to in this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

Section 6.5 Specific Performance. The parties hereto acknowledge and agree that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and therefore agree that, in addition to and without limiting any other remedy or right available, each party hereto will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.6 Amendments and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified except upon the execution and delivery of a written agreement executed by each party hereto.

Section 6.7 Waiver. No failure or delay of any party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

Section 6.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to (to the greatest extent a New York court would permit) any applicable conflicts of law principles that would cause the application of the laws of any other jurisdiction.

Section 6.9 Jurisdiction; Enforcement. The parties agree that any Action brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any State of New York or United States Federal court sitting in the Borough of Manhattan, the City of New York. Each of the parties submits to the jurisdiction of any such court in any Action seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Action. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO IN THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF EACH OF THE PARTIES IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 6.11 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.

Section 6.12 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent or Merger Sub, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

Section 6.13 No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.14 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile or, pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT

FLORA BLOOM HOLDINGS

By:	/s/ Neil Gray
Name:	Neil Gray
Title:	Director

Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue, George Town Grand Cayman KY1-9005 Cayman Islands

with a copy to:

Mr. Yu Chuan Yih c/o LJ International Inc. Unit #12, 12/F, Block A Focal Industrial Centre 21 Man Lok Street Hung Hom, Kowloon, Hong Kong
Facsimile:	+86 755 2526 0329
Email: yih@ljintl.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP Suite 1901, Shui On Plaza No. 333 Middle Huai Hai Road Shanghai 200021 China
Attention:	Mr. Joseph Chan
Facsimile:	+86 21 5306 8966
Email: joseph.chan@sidley.com

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

and

Urban Prosperity Holding Limited

190 Elgin Avenue, George Town
Grand Cayman KY1-9005
Cayman Islands

with a copy to:

FountainVest Partners (Asia) Limited
Suite 705-708, ICBC Tower
3 Garden Road
Central, Hong Kong
Attention:	Mr. George Chuang / Mr. Edward Yu / Mr. Brian Lee
Facsimile:	+852 3107 2490

Email:	georgechuang@fountainvest.com / edwardyu@fountainvest.com / brianlee@fountainvest.com with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson
1601 Chater House
8 Connaught Road Central
Hong Kong
Attention:	Mr. Douglas Freeman / Mr. Victor Chen
Facsimile:	+852 3760 3611

Email:	douglas.freeman@friedfrank.com / victor.chen@friedfrank.com

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

MERGER SUB

FLORA FRAGRANCE HOLDINGS LIMITED

By:	/s/ David Lamb
Name:
Title:

c/o Codan Trust Company (B.V.I.) Ltd. of Commerce House
Wickhams Cay 1, P.O. Box 3140
Road Town, Tortola
British Virgin Islands, VG1110

with a copy to:

Mr. Yu Chuan Yih c/o LJ International Inc. Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
Facsimile:	+852 2764 3783
Email: yih@ljintl.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
Suite 1901, Shui On Plaza
No. 333 Middle Huai Hai Road
Shanghai 200021
China
Attention:	Mr. Joseph Chan
Facsimile:	+86 21 5306 8966
Email: joseph.chan@sidley.com

and

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

Urban Prosperity Holding Limited

Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9005
Cayman Islands

with a copy to:

FountainVest Partners (Asia) Limited
Suite 705-708, ICBC Tower
3 Garden Road
Central, Hong Kong
Attention:	Mr. George Chuang / Mr. Edward Yu / Mr. Brian Lee
Facsimile:	+852 3107 2490

Email:	georgechuang@fountainvest.com / edwardyu@fountainvest.com / brianlee@fountainvest.com with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson 1601 Chater House
8 Connaught Road Central
Hong Kong
Attention:	Mr. Douglas Freeman / Mr. Victor Chen
Facsimile:	+852 3760 3611

Email:	douglas.freeman@friedfrank.com / victor.chen@friedfrank.com

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

SHAREHOLDERS

YU CHUAN YIH

/s/ Yu Chuan Yih

c/o LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
Facsimile: +852 2764 3782

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

HON TAK RINGO NG

/s/ Hon Tak Ringo Ng

c/o LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
Facsimile: +852 2764 3782

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

KA MAN AU

/s/ Ka Man Au

c/o LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
Facsimile:	+852 2764 3782

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

PETER AU

/s/ Peter Au

c/o LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong

Facsimile:	+852 2764 3782

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

YUIN CHIEK LYE

/s/ Yuin Chiek Lye

c/o LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong

Facsimile:	+852 2764 3782

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

VICKY CHAN

/s/ Vicky Chan

c/o LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong

Facsimile:	+852 2764 3782

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

ZHICHENG SHI

/s/ Zhicheng Shi

1 Novella Street
Lewiston, ME 04240
U.S.A.

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

PRIMEON, INC.

/s/ Zhicheng Shi

c/o Zhicheng Shi
1 Novella Street
Lewiston, ME 04240
U.S.A.

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

HILLSIDE FINANCIAL

/s/ Zhicheng Shi

c/o Zhicheng Shi
1 Novella Street
Lewiston, ME 04240
U.S.A.

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

SHILIN INVESTMENTS

/s/ Zhicheng Shi

c/o Zhicheng Shi
1 Novella Street
Lewiston, ME 04240
U.S.A.

[SIGNATURE PAGE – FORM OF VOTING AGREEMENT]

SCHEDULE A1

Shareholder	Share	Company Option
Yu Chuan Yih	3,390,053	—
Hon Tak Ringo Ng	377,035	200,000
Ka Man Au	406,030	200,000
Peter Au	—	32,000
Yuin Chiek Lye	192,760	92,000
Vicky Chan	30,000	20,000
Zhicheng Shi	570,000	—
Primeon, Inc.	700,000	—
Hillside Financial	104,500	—
Shilin Investments	60,300	—

[1]	For the avoidance of doubt, the numbers set forth below are as of the date hereof.